UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):

October 30, 2020

National Instruments Corporation
(Exact Name of Registrant as Specified in Its Charter)

000-25426
(Commission File Number)
Delaware	74-1871327
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

11500 North Mopac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)
(512) 683-0100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2020 (the “Closing Date”), National Instruments Corporation (the "Company") entered into a First Amendment to Amended and Restated Credit Agreement (the "Amendment"), which amends the Company's Amended and Restated Credit Agreement, dated as of June 12, 2020, among the Company, as borrower, the lenders from time to time thereto, and Wells Fargo Bank, National Association, as administrative agent for the lenders (the "Administrative Agent") (as amended, the "Credit Agreement").

Among other things, the Amendment amends the Credit Agreement in order to (i) increase the revolving line of credit from $75 million to $115 million, (ii) refinance the existing $70 million term loan with a new $100 million term loan, (iii) increase the Company’s ability to borrow additional funds by amending the incremental facilities limit to $100 million plus an unlimited amount, so long as after giving effect to the incurrence of such incremental increases, on a pro forma basis, the consolidated total leverage ratio does not exceed 2.25 to 1.00, (iv) reduce the applicable margin for LIBOR loans to a range of 1.50% to 2.00% and the applicable margin for base rate loans to a range of 0.50% to 1.00%, in each case based on the Company’s consolidated total leverage ratio, and remove the LIBOR floor, (v) amend the revolving credit commitment fee of 0.375% to 0.500% per annum to 0.250% to 0.375% per annum, determined based upon the Company's consolidated total leverage ratio, on the average daily unused amount of the revolving committed amount, payable quarterly in arrears, (vi) extend the maturity date of both the revolving line of credit and term loan from June 12, 2023 to June 12, 2024 (the “Maturity Date”), and (vi) provide that the term loan shall be paid after the effective date for the Amendment in quarterly installments equal to 1.25% of the original principal amount and shall be paid in full, with accrued interest, on the Maturity Date.

After giving effect to the Amendment and the prepayment of revolving loans in connection therewith, the Company had outstanding under the Credit Agreement $100.0 million aggregate principal amount of term loans, $0 aggregate principal amount of revolving loans, and $1.0 million aggregate face amount of letters of credit.

The Administrative Agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. The Administrative Agent and the other lenders thereto have received, or may in the future receive, customary fees and commissions for such transactions.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Item	Description

10.1
First Amendment to Amended and Restated Agreement, dated as of October 30, 2020, by and among National Instruments Corporation, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Vice President, General Counsel and Secretary

Date:  October 30, 2020